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                                                               Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

                                         ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
February 7, 2000